EXHIBIT 1.01

CONFLICT MINERALS REPORT OF IRIDIUM COMMUNICATIONS INC.

For the year ended December 31, 2022

This Conflict Minerals Report (this “Report”) of Iridium Communications Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2022 to December 31, 2022 (the “Reporting Period”). For purposes of this Report, “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, the Company contracts to manufacture products for which Conflict Minerals are necessary to their functionality or production.

Description of the Company’s Products Covered by this Report

The Company is a provider of mobile voice and data communications services via satellite. The Company also sells related voice and data equipment that it contracts to manufacture, including satellite handsets, Wi-Fi accessories, voice and data modems, broadband data devices and machine-to-machine data devices. The Company has determined that Conflict Minerals are necessary to the functionality or production of this equipment. These products are collectively referred to in this Report as the “Covered Products.” This Report relates to Covered Products the manufacture of which was completed during the Reporting Period.

Reasonable Country of Origin Inquiry

The Company has conducted a good faith reasonable country-of-origin inquiry (“RCOI”) regarding the Conflict Minerals necessary to the Covered Products that was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. The RCOI consisted principally of identifying the suppliers of components that contain Conflict Minerals and circulating to them a supply-chain survey using the Conflict Minerals Reporting Template of the Responsible Minerals Initiative (“RMI template”). Among the purposes of this supplier survey was to identify, if possible, the supply chain, including smelters and refiners that contribute smelted or refined Conflict Minerals to the Company’s products, and to request information from those identified suppliers and refiners regarding whether any of the necessary Conflict Minerals in the components they provided originated from Covered Countries and whether the Conflict Minerals come from recycled or scrap sources.

The Company’s Due Diligence Process

The Company’s due diligence measures were based on multi-industry initiatives with the smelters and refiners of Conflict Minerals that provide those Conflict Minerals to the Company’s suppliers. The Company’s supply chain with respect to the Covered Products is complex, and the Company, as a purchaser, is many steps removed from the mining and smelting or refining of the Conflict Minerals. The Company does not purchase raw ore or unrefined Conflict Minerals and does no purchasing in the Covered Countries. The origin of Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other Conflict Mineral-containing derivatives. Because the smelters and refiners are consolidating points for raw ore, the Company believes the smelters and refiners are in the best position in the total supply chain to know the origin of the ores. As a result, tracing these minerals to their sources is a challenge that requires the Company to enlist its suppliers in its efforts to achieve supply chain transparency, including its efforts to obtain information regarding the origin of the Conflict Minerals. The information provided by suppliers may be inaccurate or incomplete or subject to other irregularities. Because of the Company’s relative location within the supply chain in relation to the actual extraction, transport, smelting, and refinement of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited.

In addition, the Company has regular contact with only a limited number of suppliers – its first-tier suppliers – within its supply chain. The second-tier suppliers report to the Company’s direct suppliers and contract manufacturers, some of which, like the Company, are subject to the SEC’s Rule and file specialized disclosure reports on Form SD annually as required. The Company has chosen to directly survey all of its second-tier suppliers in lieu of relying only on the surveying efforts of contract manufacturers or other direct suppliers. These efforts include, but are not limited to, requesting and receiving supplier RMI templates.

A.	Design of the Company’s due diligence framework

The design of the Company’s due diligence measures conforms, in material respects, with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (OECD 2016) (“OECD Framework”), including related Supplements for each of the Conflict Minerals, consistent with the Company’s position as a downstream company.

Establish Strong Company Management Systems

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Conflict Minerals Team. The Company maintains a Conflict Minerals Team comprised of senior members of its legal, manufacturing, engineering and purchasing organizations under the oversight of the Chief Legal Officer.

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Policy. The Company has communicated to its suppliers and the public the Company’s Conflict Minerals Policy for the supply chain of minerals originating from conflict-affected and high-risk areas (the “Policy”). The Policy can be found here: https://www.iridium.com/idr-file/394231/.

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System of controls and transparency. The Company maintains internal standard operating procedures to guide the Company’s due diligence efforts. These procedures establish a process to be followed in order to generate and maintain the information needed to comply with Dodd-Frank Section 1502.

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Strengthen engagement with suppliers. The Company maintains a standard provision in its supply chain contracts under which the supplier agrees that it shall not knowingly include Conflict Minerals in any Products that it delivers to the Company that originate from the Covered Countries. The provision further states that the supplier agrees to cooperate in any audit and produce any information that may reasonably be required by the Company to ensure that it fully complies with its legal and regulatory obligations that govern the use of Conflict Minerals. This provision also requests that this clause be included in agreements that each contract manufacturer may have with its suppliers, vendors, or subcontractors. Where suppliers include Conflict Minerals in Products that it delivers to the Company that originate from the Covered Countries from a smelter or refiner that has been validated as conflict-free by organizations such as RMI, the Company has elected to take no enforcement action.

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Establish a company grievance mechanism. The Company maintains a grievance mechanism for concerned parties who wish to report information regarding the Company’s use of Conflict Minerals. Communications may be sent to supplychain@iridium.com.

Identify and Assess Risks in the Supply Chain

Identify smelters and refiners in the supply chain. The Company assessed its Covered Products and its suppliers in order to identify Conflict Minerals scope and risk. The Company’s Covered Products and suppliers were reviewed throughout the year. The Company looked for supplier changes in its supply chain and evaluated new suppliers for use of Conflict Minerals through a review of internal documents, including bills of material, materials declarations, and purchasing contracts. New suppliers were assessed as part of the Company’s vendor due diligence and compliance assessment program, which was designed to assess transparency from its vendors and compliance with the Company’s Conflict Minerals policy. Suppliers identified as providing parts to the Company that included Conflict Minerals were tracked through an information system that captures and categorizes supplier and product information.

The Company surveyed the suppliers on the Company’s master supplier list. The Company also conducted a survey of its direct and second-tier suppliers used by its contract manufacturers, Benchmark Electronics, Inc. and Beam Communications Pty Ltd., unless it was explicitly known from the material description or internal review that the material purchased did not contain Conflict Minerals. Due to the Company’s location within the supply chain relative to the actual extraction, transport, smelting, and refinement of ore, its ability to verify the accuracy of information reported by suppliers is limited. The Company requested that sourcing information provided by suppliers apply to materials provided for products the manufacture of which was completed during the entire Reporting Period.

Assessment of risk. All suppliers’ responses were assessed by evaluating the reasonableness and consistency of responses within the RMI template and follow-up email correspondence, as well as information known about supplies and suppliers. To the extent that, based on data provided by its suppliers, the Company was able to identify smelters and refiners that might be in the Company’s supply chain, the Company took steps to assess the smelter’s or refiner’s due diligence to the extent practicable. To that end, the Company examined whether each smelter or refiner had been validated as conflict-free through industry group programs, such as the RMI’s Responsible Minerals Assurance Process (“RMAP”). The RMAP provides a list of smelters and refiners that an independent third-party audit has confirmed have systems in place that comply with the RMAP’s assessment protocols to ensure sourcing of only conflict-free minerals.

Design and Implement Strategy to Respond to Identified Risks

Strategy to respond to identified risks. The Company has developed a strategy to manage suppliers that cannot or will not provide sufficient component and supply chain information or are using minerals from smelters or refiners that have not received a “conflict free” designation. The specific supplier corrective actions taken will depend on factors such as vendor size, risk level and vendor capabilities, and may include actions ranging from encouraging the supplier to source responsibly to disengaging from the supplier.

Steps taken to implement strategy to mitigate risk. The Company has completed the following steps to improve its due diligence process, improve its supply chain transparency, and to further mitigate the risk that its necessary Conflict Minerals finance or benefit armed groups in the Covered Countries, including:

•	Encourage supplier participation in an industry initiative such as iPoint, to increase compliance and response rate to suppliers’ smelter surveys.

•	Provide training materials for suppliers, if requested, on responsible sourcing to increase the response rate and improve the content of the supplier survey responses.

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Develop and communicate a policy whereby suppliers that do not improve their responses in a timely fashion will be evaluated for potential removal as a preferred supplier from the Company’s supply chain.

•	Conducted independent research to attempt to identify and respond to risks in the Company’s supply chain.

Carry Out Independent Third-Party Audit of Supply Chain

The Company does not have any direct relationships with smelters or refiners that process Conflict Minerals, and it does not perform or direct audits of these entities within its supply chain. As an alternative, the Company has considered information collected and provided by independent third-party audit programs, such as the RMAP.

Report Annually on Supply Chain Due Diligence

The Company expects to report annually, as required by the Rule, and has posted this Report on its website here: https://www.iridium.com/idr-file/304185/

B.	Description of the Company’s due diligence measures performed with respect to Covered Products the manufacture of which was completed during 2022

Because, as a result of its RCOI, the Company could not determine the country of origin of all its necessary Conflict Minerals, the Company also performed due diligence on the source and chain of custody to determine whether the Conflict Minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.

The Company’s due diligence measures performed with respect to Covered Products the manufacture of which was completed during 2022 included:

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Providing a briefing to members of supply chain management about results of the Company’s due diligence efforts on a monthly basis. A member of senior management was briefed about the results of the Company’s due diligence efforts on a quarterly basis.

•	Keeping an up-to-date Policy. Inquiries with regard to Conflict Minerals are communicated to the Company’s supply chain information team.

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Maintaining a standard contract template with a standard provision regarding Conflict Minerals. Any changes to the Company’s contracts or contracts in progress are subject to negotiation and the Company’s review and approval process.

•	Requesting a full list of supplier information from the Company’s contract manufacturers that have direct contact with suppliers in the supply chain.

•	Analyzing the bill of materials for each product to confirm all identified suppliers are included within the Company’s due diligence efforts.

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Conducting its due diligence using the RMI template, requesting country-of-origin information regarding the necessary Conflict Minerals and identification of smelters and refiners that process such minerals.

•	Completing follow-up inquiries to obtain as much needed information as possible from as many surveyed suppliers as possible.

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Comparing survey results to information collected via independent third-party conflict-free smelter validation programs, such as RMAP, to determine if the identified smelters or refiners have been validated as conflict-free.

•	Discussing actions to be taken with regard to suppliers that do not comply with the Policy.

•	Filing the specialized disclosure report on Form SD and related conflict minerals report annually as required by the SEC.

C. Results of the Company’s Due Diligence

Identified Smelters and Refiners. As a result of the Company’s due diligence efforts and based on information provided by most of the Company’s suppliers, the Company has identified and obtained completed RMI templates from most of its suppliers that provide components containing necessary Conflict Minerals. However, in most cases, the information provided by suppliers was not specific enough to identify the smelters and refiners that processed the Conflict Minerals in the specific components provided by the supplier to the Company, but instead included information regarding the smelters and refiners that processed Conflict Minerals used by the responding supplier only on a company-wide or general product basis. As a result, in those cases, the Company has not been able to reasonably or reliably determine whether the identified smelters and refiners have been used to process Conflict Minerals in the components actually furnished to the Company for use in the Covered Products and thus did not include the smelters or refiners below. However, when the supplier provided information that reasonably appeared to be specific product-level information, the Company has listed on Appendix A the smelters or refiners identified by the supplier. Based on the information that was provided by the Company’s suppliers through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that may have been used to process the necessary Conflict Minerals contained in the Covered Products included the smelters and refiners identified on Appendix A.

Identified Countries of Origin. Based on the information provided by suppliers pursuant to the due diligence process, the Company does not have sufficient information with respect to the Covered Products to reliably determine the countries of origin of all of the Conflict Minerals in the Covered Products. However, as noted above, when the supplier provided information that reasonably appeared to be specific product-level information, the Company has listed on Appendix B the countries of origin of the necessary Conflict Minerals identified by the supplier. When the supplier provided only company-level or general product information, the Company determined that it did not have sufficient information to identify with any reasonable level of confidence the particular countries of origin of the necessary Conflict Minerals contained in the component in the Covered Products, and thus did not include the country of origin. Accordingly, based on the information that has been obtained, the Company believes, to the extent reasonably determinable by the Company, that the countries of origin of the Conflict Minerals include the countries listed on Appendix B.

Efforts to Determine Mine or Location of Origin. The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity included the use of the due diligence measures described above.

The Company received responses from 65% of its suppliers that provide components containing necessary Conflict Minerals. On the basis of the due diligence measures performed, the Company believes, to the extent reasonably determinable, that of the responses received, including specific product level, supplier defined, and broader company level responses, 26.7% of the suppliers from which the Company obtained sourcing information provided materials that contained Conflict Minerals that are of uncertain origin and 73.3% either (i) provided materials that did not contain Conflict Minerals, (ii) believe they provided materials containing Conflict Minerals not originating in the Covered Countries, or (iii) believe they provided materials containing Conflict Minerals that do originate from the Covered Countries but were processed using certified conflict-free smelters or refiners or from smelters or refiners that were “active” or “conformant” (as defined on Appendix A).

D. Measures to Improve Due Diligence

The Company currently expects to continue to perform its supply chain due diligence measures with the goal of achieving greater accuracy and transparency into the Company’s supply chain by reviewing supplier contracts and their Conflict Minerals policies on an as-needed basis to verify that relevant Conflict Mineral provisions are in place, developing the Company’s Conflict Mineral guidelines and procedures as needed, creating further awareness within the organization to promote positive change, and continually identifying areas of improvement.

Forward-Looking Statements

Forward-looking statements in this Report are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, due diligence and risk mitigation efforts, strategy, and future reporting constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers, third-party audit programs or others as well as the possibility of future statutory and regulatory changes.

Appendix A

Conformant - The conformant status represents the smelters and refiners that have successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment as reported by RMAP

Active - The active status represents smelters and refiners that have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment as reported by RMAP. These may be in the pre-assessment, assessment, or corrective-action phases of the assessment.

Note: According to RMI, all previously conformant smelters/refiners located in the Russian Federation identified in Appendix A were removed from the conformant list during or prior to 2022. As a result, Iridium intends to take steps in an effort to remove them from the supply chain.

Metal	Smelter Identification	Smelter Reference List	Smelter Country	RMI Smelter List
Gold	CID002762	L’Orfebre S.A.	ANDORRA	Conformant
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	CID001534	Royal Canadian Mint	CANADA	Conformant
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant

Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Conformant
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA	Conformant
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Conformant
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Conformant
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Conformant
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	Conformant
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Conformant
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	Conformant
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID002290	SAFINA A.S.	CZECHIA	Conformant
Gold	CID002761	SAAMP	FRANCE	Conformant
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	CID000035	Agosi AG	GERMANY	Conformant
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	CID000113	Aurubis AG	GERMANY	Conformant
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CID000694	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
Gold	CID002863	Bangalore Refinery	INDIA	Conformant
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA

Gold	CID002853	Sai Refinery	INDIA
Gold	CID003383	Sovereign Metals	INDIA
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	CID000233	Chimet S.p.A.	ITALY	Conformant
Gold	CID002765	Italpreziosi	ITALY	Conformant
Gold	CID002580	T.C.A S.p.A	ITALY	Conformant
Gold	CID002763	8853 S.p.A.	ITALY	Non-Conformant
Gold	CID002973	Safimet S.p.A	ITALY	Non-Conformant
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	CID000082	Asahi Pretec Corp.	JAPAN	Conformant
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	CID000264	Chugai Mining	JAPAN	Conformant
Gold	CID000401	Dowa	JAPAN	Conformant
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	CID000823	Japan Mint	JAPAN	Conformant
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	CID002100	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	CID000957	Kazzinc	KAZAKHSTAN	Conformant
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	Non-Conformant

Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Conformant
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID001955	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF	Conformant
Gold	CID003195	TSK Pretech	KOREA, REPUBLIC OF	Conformant
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Non-Conformant
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Non-Conformant
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Non-Conformant
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA	Non-Conformant
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	CID000180	Caridad	MEXICO	Non-Conformant
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	CID002282	Morris and Watson	NEW ZEALAND	Non-Conformant
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA	Conformant

Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	CID000157	Boliden AB	SWEDEN	Conformant
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	CID001352	PAMP S.A.	SWITZERLAND	Conformant
Gold	CID001498	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	CID002003	Valcambi S.A.	SWITZERLAND	Conformant
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	CID000814	Istanbul Gold Refinery	TURKEY	Conformant
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	CID001113	Materion	UNITED STATES OF AMERICA	Conformant
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant

Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA
Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID001200	NPM Silmet AS	ESTONIA	Conformant
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	CID002545	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	Conformant

Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	CID002539	KEMET de Mexico	MEXICO	Conformant
Tantalum	CID002847	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Conformant
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tin	CID002773	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	CID002756	Super Ligas	BRAZIL	Active
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	CID001758	Soft Metais Ltda.	BRAZIL	Conformant
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Conformant
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant

Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CID001070	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	CID002180	Yunnan Tin Company Limited	CHINA	Conformant
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	CID003205	PT Bangka Serumpun	INDONESIA	Conformant
Tin	CID001428	PT Bukit Timah	INDONESIA	Conformant
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	CID001453	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	CID001458	PT Prima Timah Utama	INDONESIA	Conformant
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	CID002593	PT Rajehan Ariq	INDONESIA	Conformant
Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	CID001460	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA	Conformant

Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	CID000402	Dowa	JAPAN	Conformant
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA
Tin	CID003208	Pongpipat Company Limited	MYANMAR
Tin	CID001182	Minsur	PERU	Conformant
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	CID000468	Fenix Metals	POLAND	Conformant
Tin	CID003387	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	CID002774	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	CID001539	Rui Da Hung	TAIWAN	Conformant
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	CID001898	Thaisarco	THAILAND	Conformant
Tin	CID000292	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID002641	China Molybdenum Co., Ltd.	CHINA	Conformant
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	CID003417	GEM Co., Ltd.	CHINA	Conformant
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID003408	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN	Conformant

Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	CID002543	Masan High-Tech Materials	VIET NAM	Conformant

Appendix B

Country of Origin
China
Indonesia
Malaysia

Note: Based on RMAP information, the Conflict Minerals known to be sourced from the above countries of origin were from smelters or refiners that were either Active or Conformant during the Reporting Period.